SLM Student Loan Trust 2002-2
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

Student Loan Portfolio Characteristics			9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$929,585,304.79	$81,080,409.01	$848,504,895.78
	ii	Interest to be Capitalized	15,097,472.42		10,385,503.44

	iii	Total Pool	$944,682,777.21		$858,890,399.22

	iv	Specified Reserve Account Balance	2,361,706.94		2,147,226.00

	v	Total Adjusted Pool	$947,044,484.15		$861,037,625.22

B	i	Weighted Average Coupon (WAC)	3.388%		3.429%
	ii	Weighted Average Remaining Term	109.53		107.34
	iii	Number of Loans	268,331		250,775
	iv	Number of Borrowers	161,395		151,283

						% of		% of
	Notes and Certificates			Spread	Balance 10/25/04	O/S Securities	Balance 1/25/05	O/S Securities
C	i	A-1 Notes	78442GDK9	0.030%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GDL7	0.130%	885,655,484.15	93.518%	799,648,625.22	92.870%
	iii	B Notes	78442GDM5	0.430%	61,389,000.00	6.482%	61,389,000.00	7.130%

	v	Total Notes			$947,044,484.15	100.000%	$861,037,625.22	100.000%

Reserve Account			10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,361,706.94	$2,147,226.00
	iv	Reserve Account Floor Balance ($)	$2,001,295.00	$2,001,295.00
	v	Current Reserve Acct Balance ($)	$2,361,706.94	$2,147,226.00

*Percentages may not total 100% due to rounding.

II. 2002-2 Transactions from: 10/1/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$77,467,567.55
	ii	Principal Collections from Guarantor	9,852,994.13
	iii	Principal Reimbursements	19,680.21
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$87,340,241.89

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$125,017.79
	ii	Capitalized Interest	(6,384,850.67)

	iii	Total Non-Cash Principal Activity	$(6,259,832.88)

C	Total Student Loan Principal Activity		$81,080,409.01

D	Student Loan Interest Activity
	i	Regular Interest Collections	$4,735,958.97
	ii	Interest Claims Received from Guarantors	227,149.27
	iii	Collection Fees/Returned Items	66,281.32
	iv	Late Fee Reimbursements	210,459.27
	v	Interest Reimbursements	32,894.56
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,173,928.32
	viii	Subsidy Payments	1,090,618.70

	ix	Total Interest Collections	$7,537,290.41

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$3,648.42
	ii	Capitalized Interest	6,384,850.67

	iii	Total Non-Cash Interest Adjustments	$6,388,499.09

F	Total Student Loan Interest Activity		$13,925,789.50

G	Non-Reimbursable Losses During Collection Period		$128,068.81

H	Cumulative Non-Reimbursable Losses to Date		$1,378,788.06

III. 2002-2 Collection Account Activity 10/1/2004 through: 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$25,219,744.45
	ii	Consolidation Principal Payments	62,100,817.23
	iii	Reimbursements by Seller	(290.18)
	iv	Borrower Benefits Reimbursed	20,483.17
	v	Reimbursements by Servicer	(7,986.64)
	vi	Re-purchased Principal	7,473.86

	vii	Total Principal Collections	$87,340,241.89

B	Interest Collections
	i	Interest Payments Received	$5,836,365.10
	ii	Consolidation Interest Payments	1,391,290.16
	iii	Reimbursements by Seller	(205.42)
	iv	Borrower Benefits Reimbursed	936.99
	v	Reimbursements by Servicer	31,949.90
	vi	Re-purchased Interest	213.09
	vii	Collection Fees/Returned Items	66,281.32
	viii	Late Fees	210,459.27

	ix	Total Interest Collections	$7,537,290.41

C	Other Reimbursements		$31,921.75

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$94,909,454.05

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,377,537.62)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$93,531,916.43

G	Servicing Fees Due for Current Period		$657,929.78

H	Carryover Servicing Fees Due		$—

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$677,929.78

IV. 2002-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	2.770%	2.770%	31,420	26,998	11.709%	10.766%	$105,184,276.79	$90,252,530.60	11.315%	10.637%

Grace
Current	2.770%	2.770%	17,837	6,712	6.647%	2.677%	$75,907,579.18	$22,905,357.10	8.166%	2.699%

TOTAL INTERIM	2.770%	2.770%	49,257	33,710	18.357%	13.442%	$181,091,855.97	$113,157,887.70	19.481%	13.336%
REPAYMENT
Active
Current	3.731%	3.708%	110,776	112,096	41.283%	44.700%	$393,997,431.25	$392,124,849.37	42.384%	46.214%
31-60 Days Delinquent	3.608%	3.592%	9,773	10,662	3.642%	4.252%	$32,056,478.93	$34,888,519.65	3.448%	4.112%
61-90 Days Delinquent	3.536%	3.555%	7,640	7,188	2.847%	2.866%	$23,756,140.22	$22,118,602.20	2.556%	2.607%
91-120 Days Delinquent	3.532%	3.550%	4,622	4,687	1.722%	1.869%	$14,190,839.53	$14,532,477.60	1.527%	1.713%
> 120 Days Delinquent	3.497%	3.494%	17,003	16,283	6.337%	6.493%	$49,132,469.42	$47,056,218.73	5.285%	5.546%

Deferment
Current	2.874%	2.871%	36,626	34,170	13.650%	13.626%	$116,106,514.84	$108,682,860.60	12.490%	12.809%

Forbearance
Current	3.550%	3.545%	30,859	29,426	11.500%	11.734%	$114,132,663.49	$108,897,238.80	12.278%	12.834%

TOTAL REPAYMENT	3.538%	3.532%	217,299	214,512	80.982%	85.540%	$743,372,537.68	$728,300,766.95	79.968%	85.834%
Claims in Process (1)	3.510%	3.466%	1,759	2,532	0.656%	1.010%	$5,094,964.99	$7,006,552.88	0.548%	0.826%
Aged Claims Rejected (2)	3.370%	3.370%	16	21	0.006%	0.008%	$25,946.15	$39,688.25	0.003%	0.005%
GRAND TOTAL	3.388%	3.429%	268,331	250,775	100.000%	100.000%	$929,585,304.79	$848,504,895.78	100.000%	100.001%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2002-2 Portfolio Characteristics by Loan Type and School

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.164%	126,155	$329,250,539.79	38.804%
- GSL - Unsubsidized	3.154%	88,962	$295,639,038.60	34.842%
- PLUS Loans	4.170%	35,658	$223,615,317.39	26.354%

- Total	3.429%	250,775	$848,504,895.78	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.435%	183,777	$691,695,046.72	81.519%
-Two Year	3.376%	40,980	$92,906,510.55	10.949%
-Technical	3.447%	26,018	$63,903,338.51	7.531%
-Other	0.000%	0	$—	0.000%

- Total	3.429%	250,775	$848,504,895.78	100.000%

* Percentages may not total 100% due to rounding.

VI. 2002-2 Expected Interest Calculation and Interest Rate Cap Payments

A	Borrower Interest Accrued During Collection Period	$6,668,923.29
B	Interest Subsidy Payments Accrued During Collection Period	899,810.82
C	SAP Payments Accrued During Collection Period	1,953,923.73
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION & CAPPED INT ACTS)	369,316.44
F	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

G	Net Expected Interest Collections	$9,891,974.28

VII. 2002-2 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	(10/25/04 - 1/25/05)	0.00000%

B	Class A-2 Interest Rate	0.005698889	(10/25/04 - 1/25/05)	2.23000%

C	Class B Interest Rate	0.006465556	(10/25/04 - 1/25/05)	2.53000%

7

VIII. 2002-2 Inputs From Previous Quarterly Servicing Reports 9/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$929,585,304.79
	ii	Interest To Be Capitalized	15,097,472.42

	iii	Total Pool	$944,682,777.21
	iv	Specified Reserve Account Balance	2,361,706.94

	v	Total Adjusted Pool	$947,044,484.15

B	Total Note and Certificate Factor		0.46280506518
C	Total Note Balance		$947,044,484.15

D	Note Balance 10/25/2004		Class A-1	Class A-2	Class B

	i	Current Factor	0.0000000000	0.9736222549	1.0000000000
	ii	Expected Note Balance	$0.00	$885,655,484.15	$61,389,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,361,706.94
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$93,901,232.87	$93,901,232.87

B	Primary Servicing Fees-Current Month		$657,929.78	$93,243,303.09

C	Administration Fee		$20,000.00	$93,223,303.09

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$93,223,303.09
	ii	Class A-2	$5,047,252.20	$88,176,050.89
	iii	Class B	$396,913.99	$87,779,136.90

	iv	Total Noteholder’s Interest Distribution	$5,444,166.19

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$87,779,136.90
	ii	Class A-2	$86,006,858.93	$1,772,277.97
	iii	Class B	$0.00	$1,772,277.97

	iv	Total Noteholder’s Principal Distribution	$86,006,858.93

G	Increase to the Specified Reserve Account Balance		$0.00	$1,772,277.97

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,772,277.97

I	Carryover Servicing Fees		$0.00	$1,772,277.97

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,772,277.97
	ii	Class A-2	$0.00	$1,772,277.97
	iii	Class B	$0.00	$1,772,277.97

	iv	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$1,772,277.97	$0.00

X. 2002-2 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class B
	i	Quarterly Interest Due		$0.00	$5,047,252.20	$396,913.99
	ii	Quarterly Interest Paid		0.00	5,047,252.20	396,913.99

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$86,006,858.93	$0.00
	viii	Quarterly Principal Paid		0.00	86,006,858.93	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$91,054,111.13	$396,913.99

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 12/31/04		$947,044,484.15
	ii	Adjusted Pool Balance 12/31/04		861,037,625.22

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$86,006,858.93

	iv	Adjusted Pool Balance 9/30/04		$947,044,484.15
	v	Adjusted Pool Balance 12/31/04		861,037,625.22

	vi	Current Principal Due (iv-v)		$86,006,858.93
	vii	Principal Shortfall from previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$86,006,858.93

	ix	Principal Distribution Amount Paid		$86,006,858.93

	x	Principal Shortfall (viii - ix)		$0.00

C		Total Principal Distribution		$86,006,858.93
D		Total Interest Distribution		5,444,166.19

E		Total Cash Distributions		$91,451,025.12

F	Note Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	78442GDK9	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GDL7	$885,655,484.15	$799,648,625.22
		A-2 Note Pool Factor		0.9736222549	0.8790728579

	iii	B Note Balance	78442GDM5	$61,389,000.00	$61,389,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,361,706.94
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,772,277.97

	iv	Total Reserve Account Balance Available			$4,133,984.91
	v	Required Reserve Account Balance			$2,147,226.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to Excess Certificate Holder			$1,986,758.91
	viii	Ending Reserve Account Balance			$2,147,226.00

XI. 2002-2 Historical Pool Information

							2003	2002
			10/1/04-12/31/04	7/1/04-9/30/04	4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	3/11/02-12/31/02
Beginning Student Loan Portfolio Balance			$929,585,304.79	$1,059,217,806.49	$1,093,436,101.00	$1,176,466,677.77	$1,628,284,486.72	$1,972,490,629.16

	Student Loan Principal Activity
	i	Regular Principal Collections	$77,467,567.55	$122,072,160.11	$30,717,106.88	$78,270,116.39	$345,412,126.10	$148,941,683.15
	ii	Principal Collections from Guarantor	9,852,994.13	10,326,225.52	7,484,126.82	8,300,160.97	38,073,235.21	9,184,127.29
	iii	Principal Reimbursements	19,680.21	72,021.48	127,561.85	76,352.23	90,988,395.83	209,621,885.65
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$87,340,241.89	$132,470,407.11	$38,328,795.55	$86,646,629.59	$474,473,757.14	$367,747,696.09
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$125,017.79	$195,430.69	$128,700.38	$163,866.49	$1,682,042.91	$1,454,323.60
	ii	Capitalized Interest	(6,384,850.67)	(3,033,336.10)	(4,239,201.42)	(3,779,919.31)	(24,337,991.10)	(24,995,877.25)

	iii	Total Non-Cash Principal Activity	$(6,259,832.88)	$(2,837,905.41)	$(4,110,501.04)	$(3,616,052.82)	$(22,655,948.19)	$(23,541,553.65)

(-)	Total Student Loan Principal Activity		$81,080,409.01	$129,632,501.70	$34,218,294.51	$83,030,576.77	$451,817,808.95	$344,206,142.44

	Student Loan Interest Activity
	i	Regular Interest Collections	$4,735,958.97	$4,954,374.00	$4,340,612.73	$5,131,468.76	$28,354,438.38	$34,388,655.31
	ii	Interest Claims Received from Guarantors	227,149.27	232,910.56	174,359.22	218,163.17	1,109,214.12	285,015.82
	iii	Collection Fees/Returned Items	66,281.32	74,114.56	56,067.88	57,796.02	170,988.02	45,222.33
	iv	Late Fee Reimbursements	210,459.27	270,169.22	211,193.61	250,754.96	911,529.40	701,807.39
	v	Interest Reimbursements	32,894.56	21,079.53	28,473.75	11,721.88	802,313.22	2,893,276.76
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	1,173,928.32	292,395.90	(13.91)	22,316.65	(638.37)	157,021.48
	viii	Subsidy Payments	1,090,618.70	1,241,732.54	1,329,303.52	1,559,028.35	10,010,683.02	11,964,091.46

	ix	Total Interest Collections	$7,537,290.41	$7,086,776.31	$6,139,996.80	$7,251,249.79	$41,358,527.79	$50,435,090.55
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$3,648.42	$1,275.34	$1,069.61	$293.79	$(977,670.57)	$(875,743.28)
	ii	Capitalized Interest	6,384,850.67	3,033,336.10	4,239,201.42	3,779,919.31	24,337,991.10	24,995,877.25

	iii	Total Non-Cash Interest Adjustments	$6,388,499.09	$3,034,611.44	$4,240,271.03	$3,780,213.10	$23,360,320.53	$24,120,133.97

	Total Student Loan Interest Activity		$13,925,789.50	$10,121,387.75	$10,380,267.83	$11,031,462.89	$64,718,848.32	$74,555,224.52
(=)	Ending Student Loan Portfolio Balance		$848,504,895.78	$929,585,304.79	$1,059,217,806.49	$1,093,436,101.00	$1,176,466,677.77	$1,628,284,486.72
(+)	Interest to be Capitalized		$10,385,503.44	$15,097,472.42	$15,945,615.84	$16,926,948.50	$17,451,648.07	$25,325,476.13

(=)	TOTAL POOL		$858,890,399.22	$944,682,777.21	$1,075,163,422.33	$1,110,363,049.50	$1,193,918,325.84	$1,653,609,962.85

(+)	Reserve Account Balance		$2,147,226.00	$2,361,706.94	$2,687,908.56	$2,775,907.62	$2,984,795.81	$4,134,024.91

(=)	Total Adjusted Pool		$861,037,625.22	$947,044,484.15	$1,077,851,330.89	$1,113,138,957.12	$1,196,903,121.65	$1,657,743,987.76

XII. 2002-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-02	$1,983,809,085	9.28%

Jul-02	$1,912,512,832	11.54%

Oct-02	$1,789,484,195	15.41%

Jan-03	$1,653,609,963	17.97%

Apr-03	$1,529,029,826	19.08%

Jul-03	$1,472,203,367	17.25%

Oct-03	$1,313,753,591	19.86%

Jan-04	$1,193,918,326	20.85%

Apr-04	$1,110,363,050	20.62%

Jul-04	$1,075,163,422	19.02%

Oct-04	$944,682,777	20.71%

Jan-05	$858,890,399	21.11%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.